                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in each of the following Registration Statements of Temple-Inland Inc. and in each related Prospectus of our report dated January 25, 2002, with respect to the consolidated financial statements and schedules of Temple-Inland Inc. included in this Annual Report (Form 10-K) for the year ended December 29, 2001.

        REGISTRATION
        STATEMENT NO.                               PURPOSE
        -------------                               -------
        No. 33-23132                        Registration Statement on Form S-8
        No. 33-25650                        Post-Effective Amendment Number 1 on Form S-8
        No. 33-27286                        Post-Effective Amendment Number 1 on Form S-8
        No. 33-32124                        Post-Effective Amendment Number 2 on Form S-8
        No. 33-43802                        Registration Statement on Form S-8
        No. 33-48034                        Registration Statement on Form S-8
        No. 33-54388                        Registration Statement on Form S-8
        No. 33-63104                        Registration Statement on Form S-8
        No. 333-27469                       Registration Statement on Form S-8
        No. 333-52189                       Registration Statement on Form S-3
        No. 333-33702                       Registration Statement on Form S-8



                                                                   /s/  ERNST & YOUNG LLP
Austin, Texas
February 26, 2002
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